Exhibit 10.3

ARCADIA BIOSCIENCES, INC.

2026 OMNIBUS EQUITY INCENTIVE PLAN

STOCK OPTION AWARD AGREEMENT

Unless otherwise defined herein, the terms defined in the Arcadia Biosciences, Inc. 2026 Omnibus Equity Incentive Plan (the “Plan”) will have the same defined meanings in this Stock Option Award Agreement (the “Award Agreement”).

NOTICE OF STOCK OPTION GRANT

You (“Participant”), as an Outside Director member of Arcadia Biosciences, Inc.’s (the “Company”) Board of Directors (the “Board”), have been granted a Nonstatutory Stock Option (the “Option”) to purchase shares (the “Shares”) of Common Stock of the Company, subject to the terms and conditions of the Plan and this Award Agreement.

The date of the award, type of award, vesting schedule, exercise price per share and total number of options awarded are set out on Exhibit A attached to this Award Agreement and/or in your Equiniti (“Equiniti”) EquiTrax online account information (“EquiTrax”). If the Company or the Administrator utilize a different third party to assist with administration of the Plan, then references herein to Equiniti will be deemed to refer to such other third party and references to EquiTrax will refer to such other online account and platform as is maintained by such other third party.

Vesting Schedule:

Subject to any acceleration provisions contained in the Plan or set forth below, the Option may be exercised, in whole or in part, in accordance with the following schedule:

The Option will vest and become exercisable with respect to all of the Shares on the earlier of (x) the one year anniversary of the date of grant of the Option and (y) the date of the Company’s next annual meeting of stockholders following the date of grant, subject to Participant’s continued Board service through such vesting date. Any portion of the Option that is not vested at the time Participant ceases to serve on the Company’s Board or otherwise ceases to be a Service Provider shall be forfeited and returned to the Company and the Plan for future award.

As provided in the Plan, in the event of a Change in Control, to the extent provided in Sections 13(c)(i) or (e) of the Plan the vesting of the Option shall accelerate in the circumstances described in Section 13 of the Plan and the Option will become exercisable in full prior to the consummation of such event in the circumstances described in Sections 13(c)(i) or (e) of the Plan at such times and on such conditions as the Administrator determines.

Termination/Expiration Date:

The term of the Option shall be ten (10) years from the date of the award, at which time the Option will expire (the “Expiration Date”). Subject to the last sentence of this paragraph, the Option will remain exercisable after Participant ceases to be a Service Provider, to the extent vested as of the date on which Participant ceases to be Service Provider, until the earlier to occur of (i) the Expiration Date and (ii) the earlier termination of the Option pursuant to Section 13 of the Plan in connection with a Change in Control (the “Termination Date”), and any vested but unexercised portion of the Option that remains outstanding as of the Termination Date shall be forfeited. In no event may the Option be exercised after the Termination Date. Notwithstanding anything else in this Award Agreement, the Option is subject to earlier termination as provided in Section 13 of the Plan in connection with a Change in Control.

By Participant’s agreement to this Award Agreement, Participant agrees that the Option is granted under and governed by the terms and conditions of the Plan and this Award Agreement, including the Terms and Conditions of Stock Option Grant (including any country-specific addendum thereto), terms described on Exhibit A and terms described in Participant’s EquiTrax account, all of which are made a part of this document. Participant has reviewed the Plan and this Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Award Agreement and fully understands all provisions of the Plan and Award Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Award Agreement. Participant further agrees to promptly notify the Company in writing upon any change in Participant’s address.

PARTICIPANT ARCADIA BIOSCIENCES, INC.

By: _____________________________

Title: ____________________________

Residence Address:

TERMS AND CONDITIONS OF STOCK OPTION GRANT

1.
Grant of Option. The Company has granted to the Participant (the “Participant”) an option (the “Option”) to purchase that number of Shares set forth on Exhibit A attached hereto and/or in Participant’s EquiTrax account information, at the exercise price per Share indicated therein or on Exhibit A (the “Exercise Price”), subject to all of the terms and conditions in this Award Agreement and the Plan, which is incorporated herein by reference. Subject to Section 13 of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Award Agreement, the terms and conditions of the Plan will prevail.
2.
Vesting Schedule. Except as provided in Section 3, the Option evidenced by this Award Agreement will vest in accordance with the vesting provisions described in the Notice of Stock Option Grant section above. Portions of the Option that are scheduled to vest on a certain date or upon the occurrence of a certain condition will not vest in Participant in accordance with any of the provisions of this Award Agreement, unless Participant will have been continuously a Service Provider from the Date of Grant until the date such vesting occurs. Service Provider status will end on the day that notice of termination is provided whether oral or written (whether by the Company or Parent or Subsidiary for any reason or by Participant upon resignation) and will not be extended by any notice period that may be required contractually or under applicable local law. Notwithstanding the foregoing, the Administrator (or any delegate) shall have the sole and absolute discretion to determine when Participant is no longer providing active service for purposes of Service Provider status and participation in the Plan.
3.
Administrator Discretion. The Administrator, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested Option at any time, subject to the terms of the Plan. If so accelerated, such Option will be considered as having vested as of the date specified by the Administrator.
4.
Exercise of Option.
(a)
Right to Exercise. The Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Award Agreement.
(b)
Methods of Exercise. The Option is exercisable by delivery of an exercise notice, in the form of Exhibit B hereto or such other form as the Administrator may determine (the “Exercise Notice”), or in a manner and pursuant to such procedures as the Administrator may determine (including by means of EquiTrax procedures), which will state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. If not exercised by means of the EquiTrax platform, the Exercise Notice will be completed by Participant and delivered to the Company, and will be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares together with any applicable tax withholding. The Option will be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price, or at such time as the Option is exercised by means of the EquiTrax platform. The Option may also be exercised by means of the procedures provided for on the EquiTrax platform. The EquiTrax platform allows you to input different transactions, such as:
(i)
“Cashless Exercise,” whereby you exercise your vested options, sell exercised shares and receive the proceeds, net of option costs and applicable taxes, by check or direct deposit; or
(ii)
“Sell to Cover,” whereby you sell only enough of the vested exercised shares to cover the costs for all the option shares and applicable taxes, and receive the balance of shares in an account of your choosing, or

(iii)
“Cash,” whereby vested options are exercised by remitting payment for the option costs and applicable taxes and shares are received in an account of your choosing.
5.
Method of Payment. Payment of the aggregate Exercise Price will be by any of the following, or a combination thereof, at the election of Participant unless the Administrator in its sole discretion (including by means of Equiniti) requires a specific method of payment:
(a)
cash (U.S. dollars); or
(b)
check (denominated in U.S. dollars); or
(c)
wire transfer (contact Equiniti or the Company, as applicable, for wire instructions); or
(d)
consideration received by the Company under a formal cashless exercise program adopted by the Company in connection with the Plan; or
(e)
if the Administrator approves, surrender of other shares of Common Stock owned by Participant that have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares, provided that accepting such Shares, in the sole discretion of the Administrator, will not result in any adverse accounting consequences to the Company.

Participant understands and agrees that any cross-border remittance made to exercise the Option or transfer proceeds received upon the sale of Shares must be made through a locally authorized financial institution or registered foreign exchange agency and may require the Participant to provide such entity with certain information regarding the transaction.

6.
Tax Obligations.
(a)
Withholding Taxes. Regardless of any action the Company or Participant’s employer (the “Employer”) takes with respect to any or all applicable national, local, or other tax or social contribution, withholding, required deductions, or other payments, if any, that arise upon the grant, vesting, or exercise of the Option, the holding or subsequent sale of Shares, and the receipt of dividends, if any (“Tax-Related Items”), Participant acknowledges and agrees that the ultimate liability for all Tax-Related Items legally due by Participant is and remains Participant’s responsibility. Participant further acknowledges that each of the Company, the Employer, and/or Equiniti (or its affiliates) (a) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option, including the grant, vesting, or exercise of the Option, the subsequent sale of Shares acquired under the Plan and the receipt of dividends, if any; and (b) does not commit to and is under no obligation to structure the terms of the Option or any aspect of the Option to reduce or eliminate Participant’s liability for Tax-Related Items, or achieve any particular tax result. Further, if Participant has become subject to tax in more than one jurisdiction between the date of grant and the date of any relevant taxable event, Participant acknowledges that the Company, the Employer (or former employer, as applicable), or Equiniti may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
(b)
No payment will be made to Participant (or his or her estate or beneficiary) for an Option unless and until satisfactory arrangements (as determined by the Administrator or the Company) have been made by Participant with respect to the payment by the Company, the Employer, or Equiniti of any Tax-Related Items with respect to the Option. In this regard, Participant authorizes the Company, the Employer, or Equiniti, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following:

(i) withholding from Participant’s wages or other cash compensation paid to Participant by the Company or the Employer; or

(ii) withholding from proceeds of the sale of Shares acquired upon exercise of the Option, either through a voluntary sale or through a mandatory sale arranged by the Company (on Participant’s behalf pursuant to this authorization); or

(iii) withholding of Shares to be issued upon exercise of the Option; or

(iv) surrendering already-owned Shares having a Fair Market Value equal to the Tax-Related Items that have been held for such period of time to avoid adverse accounting consequences.

If the obligation for Tax-Related Items is satisfied by withholding Shares, the Participant is deemed to have been issued the full number of Shares purchased for tax purposes, notwithstanding that a number of the Shares is held back solely for the purpose of paying the Tax-Related Items due as a result of the Participant’s participation in the Plan. Participant shall pay to the Company, the Employer, or Equiniti any amount of Tax-Related Items that the Company may be required to withhold as a result of Participant’s participation in the Plan that cannot be satisfied by one or more of the means previously described in this Section. Participant acknowledges and agrees that the Company may refuse to honor the exercise and refuse to issue or deliver the Shares or the proceeds of the sale of Shares if Participant fails to comply with his or her obligations in connection with the Tax-Related Items.

(c)
[Reserved].
(d)
Code Section 409A (Applicable Only to Participants Subject to U.S. Taxes). Under Section 409A, of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), an option that vests after December 31, 2004 (or that vested on or prior to such date but which was materially modified after October 3, 2004) that was granted with a per Share exercise price that is determined by the Internal Revenue Service (the “IRS”) to be less than the Fair Market Value of a Share on the date of grant (a “Discount Option”) may be considered “deferred compensation.” A Discount Option may result in (i) income recognition by Participant prior to the exercise of the option, (ii) an additional twenty percent (20%) federal income tax, and (iii) potential penalty and interest charges. The Discount Option may also result in additional state income, penalty and interest charges to the Participant. Participant acknowledges that the Company cannot and has not guaranteed that the IRS will agree that the per Share exercise price of this Option equals or exceeds the Fair Market Value of a Share on the Date of Grant in a later examination. Participant agrees that if the IRS determines that the Option was granted with a per Share exercise price that was less than the Fair Market Value of a Share on the date of grant, Participant will be solely responsible for Participant’s costs related to such a determination.
7.
Rights as Stockholder. Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares until such Shares will have been issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). After such issuance, Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares, but prior to such issuance, Participant will not have any rights to dividends and/or distributions on such Shares.
8.
No Guarantee of Continued Service. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE OPTION PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER, AT THE WILL OF THE COMPANY AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THE OPTION OR ACQUIRING SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AWARD AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE

VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE (SUBJECT TO APPLICABLE LOCAL LAWS).
9.
Nature of Grant. In accepting the Option, Participant acknowledges that:
(a)
the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time;
(b)
the grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future grants of Options, or benefits in lieu of Options even if Options have been granted repeatedly in the past;
(c)
all decisions with respect to future awards of Options, if any, will be at the sole discretion of the Company;
(d)
Participant’s participation in the Plan is voluntary;
(e)
the Option and the Shares subject to the Option are extraordinary items that do not constitute regular compensation for services rendered to the Company;
(f)
the Option and the Shares subject to the Option are not intended to replace any pension rights or compensation;
(g)
the Option and the Shares subject to the Option are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, or end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company;
(h)
the future value of the underlying Shares is unknown and cannot be predicted with certainty; further, if Participant exercises the Option and obtains Shares, the value of the Shares acquired upon exercise may increase or decrease in value, even below the Exercise Price;
(i)
Participant also understands that neither the Company, nor any affiliate is responsible for any foreign exchange fluctuation between local currency and the United States Dollar or the selection by the Company or any affiliate in its sole discretion of an applicable foreign currency exchange rate that may affect the value of the Option (or the calculation of income or Tax-Related Items thereunder);
(j)
the Option and the benefits under the Plan, if any, will not automatically transfer to another company in the case of a merger, take-over or transfer of liability.
10.
No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or Participant’s acquisition or sale of the underlying Shares. Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding Participant’s participation in the Plan before taking any action related to the Plan.
11.
Data Privacy. Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in this Award Agreement by and among, as applicable, the Company and its affiliates for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan.

Participant understands that the Company and its affiliates may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company or any affiliate, details of all Options or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor, for the exclusive purpose of implementing, administering and managing the Plan (“Personal Data”). Participant understands that Personal Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the United States, Participant’s country (if different than the United States), or elsewhere, and that the recipient’s country may have different data privacy laws and protections than Participant’s country.

For Participants located in the European Union, the following paragraph applies: Participant understands that he or she may request a list with the names and addresses of any potential recipients of the Personal Data by contacting Participant’s local human resources representative. Participant authorizes the recipients to receive, possess, use, retain and transfer the Personal Data, in electronic or other form, for the purposes of implementing, administering and managing Participant’s participation in the Plan, including any requisite transfer of such Personal Data as may be required to a broker or other third party with whom Participant may elect to deposit any Shares received upon exercise of the Option. Participant understands that Personal Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan. Participant understands that he or she may, at any time, view Personal Data, request additional information about the storage and processing of Personal Data, require any necessary amendments to Personal Data or refuse or withdraw the consents herein, without cost, by contacting in writing Participant’s local human resources representative. Participant understands that refusal or withdrawal of consent may affect Participant’s ability to participate in the Plan or to realize benefits from the Option. For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, Participant understands that he or she may contact his or her local human resources representative.

12.
Address for Notices. Any notice to be given to the Company under the terms of this Award Agreement will be addressed to the Company, in care of its Secretary at Arcadia Biosciences, Inc., 5956 Sherry Lane, Suite 2000, Dallas, TX 75225, or at such other address as the Company may hereafter designate in writing.
13.
Non-Transferability of Option. This Option may not be transferred in any manner other than by will or by the laws of descent or distribution and may be exercised during the lifetime of Participant only by Participant.
14.
Binding Agreement. Subject to the limitation on the transferability of the Option evidenced hereby, this Award Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
15.
Additional Conditions to Issuance of Stock. If at any time the Company will determine, in its discretion, that the listing, registration or qualification of the Shares upon any securities exchange or under any state, federal or foreign law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to Participant (or his or her estate), such issuance will not occur unless and until such listing, registration, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to the Company. The Company will make all reasonable efforts to meet the requirements of any such state, federal or foreign law or securities exchange and to obtain any such consent or approval of any such governmental authority. Assuming such compliance, for income tax purposes the Exercised Shares will be considered transferred to Participant on the date the Option is exercised with respect to such Exercised Shares. The Company shall not be obligated to issue any Shares pursuant to this Option at any time if the issuance of Shares, or the exercise of an Option by Participant, violates or is not in compliance with any laws, rules or regulations of the United States or any state or country.
16.
Plan Governs. This Award Agreement is subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Award Agreement and one or more provisions of the Plan, the provisions of the Plan will govern. Capitalized terms used and not defined in this Award Agreement will have the meaning set forth in the Plan.
17.
Administrator Authority. The Administrator will have the power to interpret the Plan and this Award Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Shares subject to the Option have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Participant, the Company and all other interested persons. No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Award Agreement.
18.
Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to Options awarded under the Plan or future options that may be awarded under the Plan by electronic means or request Participant’s consent to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or another third party designated by the Company.
19.
Language. If Participant has received this Award Agreement, including appendices, or any other document related to the Plan translated into a language other than English, and the meaning of the translated version is different than the English version, the English version will control.
20.
Imposition of Other Requirements. The Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the Option and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Plan, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing. Furthermore, Participant understands that the laws of the country in which he or she is resident at the time of grant, vesting, and/or exercise of this Option or the holding or disposition of Shares (including any rules or regulations governing securities, foreign exchange, tax, labor or other matters) may restrict or prevent exercise of this Option or may subject Participant to additional procedural or regulatory requirements he or she is solely responsible for and will have to independently fulfill in relation to this Option or the Shares. Notwithstanding any provision herein, the Option and any Shares shall be subject to any special terms and conditions or disclosures as set forth in any addendum for Participant’s country (the “Country-Specific Addendum,” which forms part this Award Agreement). In addition, the Option (and any compensation paid or shares issued under the Option) is subject to recoupment in accordance with The Dodd–Frank Wall Street Reform and Consumer Protection Act and any implementing regulations thereunder, any compensation recovery policy otherwise required by applicable law and any recoupment or clawback policy adopted by the Company (whether or not required by applicable law).
21.
Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Award Agreement.
22.
Agreement Severable. In the event that any provision in this Award Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Award Agreement.
23.
Modifications to the Agreement. This Award Agreement constitutes the entire understanding of the parties on the subjects covered. Participant expressly warrants that he or she is not accepting this Award Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Award Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in the Plan or this Award Agreement, the Company reserves the right to revise this Award Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to comply with Code Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Section 409A of the Code in connection to this Option.
24.
Amendment, Suspension or Termination of the Plan. By accepting this Award, Participant expressly warrants that he or she has received an Option under the Plan, and has received, read and understood a description of the Plan. Participant understands that the Plan is discretionary in nature and may be amended, suspended or terminated by the Company at any time.
25.
Governing Law. This Award Agreement will be governed by the laws of the State of Delaware, without giving effect to the conflict of law principles thereof. For purposes of litigating any dispute that arises under this Award Agreement, the parties hereby submit to and consent to the jurisdiction of the federal and state courts located in the judicial district in which the principal offices of the Company are located, and no other courts.

By Participant’s acceptance of this Agreement, Participant and the Company agree that the Option is granted under and governed by the terms and conditions of the Plan and this Award Agreement, including the Terms and Conditions of Stock Option Grant set out herein (including any country-specific addendum thereto). Participant has reviewed the Plan and this Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to accepting this Award Agreement and fully understands all provisions of the Plan and Award Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Award Agreement. Participant further agrees to promptly notify the Company, or its designee, or Equiniti, upon any change in his or her residence address.

EXHIBIT A

Notice of Non-Qualified Stock Option of Arcadia Biosciences, Inc.

Company Name	Arcadia Biosciences, Inc.
Plan	2026 Omnibus Equity Incentive Plan
Participant Id
Participant Name
Participant Address
Grant/Award Type	Non-Qualified Stock Option
Share Amount
Grant/Award Date
Exercise Price per Share	$______
VESTING SCHEDULE
Vesting Date	No. of Shares	Percent
__/__/20__		[100.0]

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EXHIBIT B

ARCADIA BIOSCIENCES, INC.

2026 OMNIBUS EQUITY INCENTIVE PLAN EXERCISE NOTICE

SUBJECT TO VERFICATION BY ADMINISTRATOR

Arcadia Biosciences, Inc.

5956 Sherry Lane, Suite 2000

Dallas, TX 75225

Attention: Secretary

1.
Exercise of Option. Effective as of today, ,

, the undersigned (“Purchaser”) hereby elects to purchase shares (the “Shares”) of the Common Stock of Arcadia Biosciences, Inc. (the “Company”) under and pursuant to the 2026 Omnibus Equity Incentive Plan (the “Plan”) and the Stock Option Award Agreement dated _________, 20__ (the “Award Agreement”). The purchase price for the Shares will be XX Dollars (US$XX.00) per share, as required by the Award Agreement.

2.
Delivery of Payment. Purchaser herewith delivers to the Company the full purchase price of the Shares and any required tax withholding to be paid in connection with the exercise of the Option.
3.
Representations of Purchaser. Purchaser acknowledges that Purchaser has received, read and understood the Plan and the Award Agreement and agrees to abide by and be bound by their terms and conditions.
4.
Rights as Stockholder. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the Shares, no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to the Option, notwithstanding the exercise of the Option. The Shares so acquired will be issued to Purchaser as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance, except as provided in Section 13 of the Plan.
5.
Tax Consultation. Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser’s purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.
6.
Entire Agreement; Governing Law. The Plan and Award Agreement are incorporated herein by reference. This Exercise Notice, the Plan and the Award Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof, and may not be modified adversely to the Purchaser’s interest except by means of a writing signed by the Company and Purchaser. This agreement is governed by the internal substantive laws, but not the choice of law rules, of the State of Delaware.

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Submitted by: Accepted by:

PURCHASER ARCADIA BIOSCIENCES, INC.

_____________________________ ___________________________

By:

Title:

Residence Address:

______________

_______________

Date received: ____________

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